UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2019

Welbilt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices, including ZIP code)

(727) 375-7010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Martin D. Agard

On March 14, 2019, the Board of Directors of Welbilt, Inc. (the “Company”) appointed Martin D. Agard as Executive Vice President and Chief Financial Officer of the Company, effective April 8, 2019. Mr. Agard replaces Haresh Shah, who is leaving the Company to pursue external opportunities.

Mr. Agard, 56, has been the Chief Financial Officer of Lumber Liquidators Holdings, Inc. (NYSE:LL), a leading North American specialty retailer to the hard surface flooring market, since September 2016. From 2013 to 2015, he served as Senior Vice President and Chief Financial Officer of Kohler Company, a manufacturer of kitchen and bathroom fixtures. Prior to Kohler, he held various financial roles including Vice President and Treasurer with Georgia Pacific Corporation, a pulp and paper company, since 2001. Earlier in his career, he spent time in financial roles at Homebanc Mortgage Corporation, The Eastman Kodak Company and The Proctor and Gamble Company. Mr. Agard holds a Bachelor of Science degree in Chemistry and Economics from the College of William and Mary and a Master of Business Administration degree from the University of Michigan.

Mr. Agard entered into an Offer Letter, dated March 15, 2019, with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Agard’s annual base salary will be $500,000, his annual target short-term incentive award opportunity will be equal to 90% of his base salary (with a maximum opportunity of 200% of target) and his annual target long-term incentive award opportunity will be equal to $650,000 (in each case subject to increase from time to time as approved by the Board or an appropriate committee of the Board). For 2019, his short-term and long-term incentive award opportunities will be prorated from his date of employment. Additionally, Mr. Agard will receive a one-time sign-on award of $225,000 in service-based restricted stock units, with such award generally vesting ratably over a three-year period beginning with the first anniversary of the date of grant.

The Company will provide Mr. Agard with perquisites and personal benefits on terms substantially similar to those that apply for other executive officers of the Company, including reasonable relocation services and benefits consistent with the Company’s relocation policy, an annual vehicle allowance of $10,800 (pro-rated for 2019), reimbursement for the reasonable cost of one physical examination per year and premiums for additional coverage for long-term disability insurance as provided by the Company from time to time. For the year ending December 31, 2019, Mr. Agard will receive reimbursement for the reasonable cost of his personal income tax preparation, financial planning services and legal services, which reimbursed amount shall not exceed $15,000, and for years beginning with 2020, he will receive reimbursement for the reasonable cost of his personal income tax preparation and financial planning services for each year up to $10,000 per year.

While employed by the Company, Mr. Agard will be eligible to participate in the Company’s health, welfare and other benefits arrangements and programs available to the Company’s employees generally, in accordance with their terms. He is also entitled to up to four weeks of paid vacation per year and participation in the Company’s nonqualified Deferred Compensation Plan and qualified retirement plan as in effect from time to time on terms substantially similar to those that apply for other executive officers of the Company. Mr. Agard will also be named a Tier 2 Participant in the Company’s Executive Severance Policy.

Mr. Agard will be eligible to enter into the Company’s current form of Contingent Employment Agreement, which has terms that are substantially the same as those described with respect to the Company’s named executive officers in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 13, 2019, with a “Change in Control Employment Period” of two years.

In general, Mr. Agard’s receipt of any severance payments or benefits from the Company is conditioned on his execution and non-revocation of one or more customary releases of claims in favor of the Company and its affiliates.

Mr. Agard has agreed to enter into arrangements with the Company relating to confidentiality and non-disclosure, as well as non-disparagement, non-solicitation and no-hire covenants that generally continue to apply for two years following the end of Mr. Agard’s employment.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Agard and any of the Company’s executive officers or directors or person nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Agard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing is only a brief description of the material terms of the Offer Letter, does not purport to be a complete description of such Offer Letter, and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Jamie E. Palm

On March 14, 2019, Welbilt, Inc. (the “Company”) promoted Jamie E. Palm to the office of Vice President, Corporate Controller and Chief Accounting Officer, effective March 18, 2019. In this capacity, Ms. Palm serves as the Company’s principal accounting officer and continues to report to the Executive Vice President and Chief Financial Officer. Haresh Shah currently continues as the Company’s principal financial officer, with principal accounting officer responsibility transferring from him to Ms. Palm.

Ms. Palm, 41, joined Welbilt in 2017 as Vice President Corporate Controller. Previously, she was Assistant Controller at Quality Distribution, Inc., a global bulk transportation and logistics services company, in 2017. She held financial reporting and finance roles of increasing responsibility with Bloomin' Brands, Inc., a global casual dining company, from 2012 to 2017 and was the Finance Director at Syniverse Technologies LLC, a mobile communication services provider of mobile interoperability, mobile communications and mobile expertise, from 2009 to 2012. She began her career in public accounting at Ernst & Young LLP, where she was an audit manager. Ms. Palm earned a Master of Accountancy degree and a Bachelor of Arts degree in accounting from the University of South Florida and is certified public accountant.

In connection with her promotion, Ms. Palm received an adjustment to her compensation. She will receive an annual base salary of $218,000, an annual target short-term incentive award opportunity of 35% of her base salary (with a maximum opportunity of 200% of target) and an annual target long-term incentive award opportunity equal to $110,000 (in each case subject to increase from time to time as approved by the Company).

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Palm and any of the Company’s executive officers or directors or person nominated or chosen to become a director or executive officer. There are no transactions in which Ms. Palm has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

10.1	Offer Letter, dated March 15, 2019, by and between Welbilt, Inc. and Martin D. Agard
99.1	Press Release, dated March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: March 18, 2019	By:	/s/ William C. Johnson
William C. Johnson
President and Chief Executive Officer